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                                                                   EXHIBIT 1.(b)


                             ARTICLE SUPPLEMENTARY
                                       to
                     ARTICLES OF AMENDMENT AND RESTATEMENT

                          OF ARTICLES OF INCORPORATION
                                       of
                        LIQUIDITY FUND FOR THRIFTS, INC.


        THIS IS TO CERTIFY that LIQUIDITY FUND FOR THRIFTS, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on November 1, 1983, adopted a resolution (a) reclassifying 500,000,000 authorized and unissued Short-Term Portfolio Shares of the par value of $.001 each as a separate class of shares of the Corporation's common stock designated "Mortgage Securities Performance Portfolio Shares" of the par value of $.001 each, and (b) setting and establishing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the class of Mortgage Securities Performance Portfolio Shares as those set forth for a Class of Shares of the Corporation in the Corporation's Articles of Amendment and Restatement of Articles of Incorporation.

        SECOND: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to authority and power contained in the Articles of Amendment and Restatement of Articles of Incorporation of the Corporation.
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        IN WITNESS WHEREOF, LIQUIDITY FUND FOR THRIFTS, INC. has caused these
Articles Supplementary to be signed in its named and on its behalf by one of its Vice Presidents and witnessed by one of its Assistant Secretaries, and each of said officers of the Corporation has also acknowledged these Articles Supplementary to be the Corporate act of the Corporation and has stated under penalties of perjury that to the best of such officer's knowledge, information and belief the matters and facts set forth with respect to approval are true in all material respects, all on November 1, 1983.

                                                LIQUIDITY FUND FOR THRIFTS, INC.



                                                By  /s/ Theresa A. Havell
                                                  ----------------------------
                                                    Theresa A. Havell,
                                                    Vice President


Witness:


/s/ Cynthia L. Frombach
----------------------------
Cynthia L. Frombach,
Assistant Secretary




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